Exhibit 23.3

Consent of Independent Auditors

We consent to the use in this Registration Statement of Immunome, Inc. on Form S-4 of our report dated August 8, 2023, relating to the financial statements of Morphimmune, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

Seattle, Washington

August 8, 2023